 POWER OF ATTORNEY

        The undersigned constitutes and appoints Walter M. Korchun, Marcia R. Glick and Pamela A. Tefft, and each of them, with full power to act alone, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to execute and acknowledge Forms 4 (including amendments to them) with respect to securities of Certegy Inc. (the "Company"), and to deliver and file them with all exhibits, and all other documents in connection with them, to and with the Securities and Exchange Commission, the national securities exchanges and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that Act, granting to those attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact, or any one of them, or his/her substitute or their substitutes, lawfully do or cause to be done by virtue hereof. The undersigned agrees that each of the attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to them.

        The validity of this Power of Attorney will not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        EXECUTED on October 2, 2002.

                                                /s/ Phillip B. Lassiter
                                                Phillip B. Lassiter

STATE OF NEW YORK

COUNTY OF         NEW YORK

        SWORN TO AND SUBSCRIBED BEFORE ME on this 2nd day of October, 2002.

                                                /s/ Eileen L. Kirchoff
                                        Notary Public

My Commission Expires: June 30, 2003